Exhibit 99.2

FOR IMMEDIATE RELEASE	PRESS RELEASE

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. ANNOUNCES PROPOSED PRIVATE OFFERING OF SENIOR SECURED NOTES BY ITS SUBSIDIARY CLEAR CHANNEL INTERNATIONAL B.V.

San Antonio, TX, July 21, 2020 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) announced today that its indirect, wholly-owned subsidiary, Clear Channel International B.V. (“Clear Channel International”), will offer, subject to market and customary conditions, $350 million aggregate principal amount of Senior Secured Notes due 2025 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be guaranteed by certain of Clear Channel International’s existing and future subsidiaries (collectively, the “Guarantors”). The Company will not guarantee or otherwise assume any liability for the Notes. The Notes and certain of the guarantees (the “secured guarantees”) will be secured, no later than 120 days from the issue date, by pledges over (i) the capital stock and material bank accounts of Clear Channel International and three of its indirect subsidiaries and (ii) any intercompany receivables owed to the parent holding company of Clear Channel International and/or Clear Channel International by such subsidiaries and, in the case of the parent holding company of Clear Channel International, by Clear Channel International, in each case subject to certain agreed security principles. The Notes will be senior secured obligations that rank, in right of payment, pari passu to all unsubordinated indebtedness of Clear Channel International and senior to all subordinated indebtedness of Clear Channel International and rank, in right of security, senior to all unsecured and junior lien indebtedness of Clear Channel International to the extent of the value of the assets that constitute collateral. The secured guarantees of the Notes will be senior obligations that rank, in right of payment, pari passu to all unsubordinated indebtedness of the Guarantors and senior to all subordinated indebtedness of the Guarantors and rank, in right of security, senior to all unsecured and junior lien indebtedness of the Guarantors to the extent of the value of the assets that constitute collateral.

Clear Channel International intends to use approximately $54.9 million of the net proceeds of the Notes to repay a promissory note of Clear Channel International in full at par, and for general corporate purposes, including to fund Clear Channel International’s operating expenses and capital expenditures.

The Notes and related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act, and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities laws.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. The offering of the Notes is not being made to any person in any jurisdiction in which the offer, solicitation or sale of the Notes is unlawful.

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About Clear Channel Outdoor Holdings, Inc. and Clear Channel International B.V.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with a diverse portfolio of approximately 570,000 print and digital displays in 32 countries across Asia, Europe, Latin America and North America, reaching millions of people monthly. A growing digital platform includes more than 16,000 digital displays in international markets and more than 1,900 digital displays (excluding airports), including more than 1,400 digital billboards, in the U.S.

Comprised of two business divisions – Clear Channel Outdoor Americas (CCOA), the U.S. and Caribbean business division, and Clear Channel International (CCI), covering markets in Asia, Europe and Latin America – CCO employs approximately 5,900 people globally.

Clear Channel International B.V operates in 17 countries (16 across Europe plus Singapore) in a wide variety of formats.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on the Company’s current management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the offering of the Notes, the anticipated terms of the Notes and the anticipated use of the proceeds of the offering. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks related to the COVID-19 pandemic and whether or not Clear Channel International B.V. will consummate the offering, and if it does, the terms of the Notes and the size, timing and use of proceeds of the offering. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investors:

Eileen McLaughlin

Vice President – Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

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